Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-63307, 333-156358, 333-83332, 333-140366, 333-141657, 333-177019, 333-218563, 333-218566, 333-236617, 333-236618, 333-264637, and 333-271471) on Form S-8 of our reports dated November 14, 2024, with respect to the consolidated financial statements of MarineMax, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Tampa, Florida

November 14, 2024